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                                                                 Exhibit 10.3(g)

                                             [POLAROID LOGO]
Ronald A. Porter                             Polaroid Corporation
Vice President                               1265 Main Street, W3-1
Human Resources                              Waltham, MA  02451
                                             781-386-0222: Telephone
                                             781-833-0222: Fax
                                             porterr@polaroid.com

January 26, 2004


Ira H. Parker
224 Lowell Road
Wellesley, MA 02481

Dear Ira:

On behalf of Polaroid Corporation (the "Company"), I am pleased to offer you the position of Vice President, Chief Legal Officer, reporting to J. Michael Pocock, with a hire date of February 23, 2004.

You will receive a base salary of $12,500.00, paid bi-weekly, or $325,000.00 annualized. You will be eligible to participate in the Polaroid Incentive Plan ("PIP") for 2004 with an opportunity of 50% at target of covered compensation for the year. Your participation in future years will be subject to the terms of the PIP in effect from time to time as it may apply to officers of the Company. You will be given the opportunity to purchase 141,460 shares of restricted stock, an amount equal to .40% of the shares calculated in the same manner as for other executives, at the price and subject to the terms and conditions in effect at the time of your award, with the valuation grant price to be determined within 90 days of your hire date. (A summary of the terms of the restricted stock program is attached.)

Beginning in 2004, you will receive 160 vacation hours annually while you are employed by the Company to be administered under the Company's vacation policy. Vacation accrued in a calendar year must be used in that year and may not be carried over into the following calendar year.

The Company has identified you as having critical skills necessary for the Company to achieve its goals over the next twelve months. Therefore, the Company is offering you the enhanced separation benefits as described in Addendum A should we terminate your employment for any reason other than for "Cause" prior to one year from date of hire.

Also enclosed is an addendum highlighting the Company benefits currently available to all employees. More in-depth description can be found in the Summary Plan Description document available on the Human Resources Web Site. TO INITIATE BENEFITS ENROLLMENT, YOU MUST CALL THE FIDELITY BENEFITS CONNECTION AT 1-800-210-4015 WITHIN 30 DAYS OF JOINING POLAROID.

In addition, as an officer of the Company, you will be eligible to receive up to $5,000.00 per year for documented actual financial planning and tax preparation services and to participate in our $1,000,000.00 Term Life Insurance Policy, subject to providing evidence of insurability. Also, you will be eligible to participate in any long-term incentive plans that may become available to senior executives of the Company.

Maintaining a safe and healthy work environment is an important priority at Polaroid. Because it is Company policy not to hire applicants who use unauthorized controlled substances or illegal drugs, a drug-screening test is required. PLEASE CALL OUR HEALTH SERVICES DEPARTMENT AT (781) 386-9000 TO ARRANGE FOR A SCREENING TEST DATE. Enclosed is a health history questionnaire. Please complete this form and bring it with you on the arranged date.

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Before you begin employment, you will also be required to produce certain documents for verification of your eligibility to work in the United States (as required by the Immigration Reform and Control Act of 1986). Please see the enclosed list for documents that comply with this request. In addition, you will also be required to sign and deliver forms related to your employment with the Company, including the enclosed Proprietary Information and Non-Competition Agreement, prior to the start of your employment.

By signing this letter, you represent and warrant to the Company that you are under no contractual commitments inconsistent with your obligations to the Company.

Your employment with the Company is "at will" and can be terminated with or without cause, and with or without notice, at any time, at the option, except as otherwise provided by law. The terms of this letter, therefore, do not and are not intended to create an express and/or implied contract of employment with the Company. No supervisor, manager, or representative of the Company other than the Chief Executive Officer has authority to revise this agreement and any such revision must be in writing and signed by the Chief Executive Officer and you.

Please sign and return a copy of this letter using the enclosed self-addressed envelope. You can bring the other documents with you to the Company representative at your "sign-in" session.

This offer is contingent upon your successful completion of the drug screening test, your execution of this letter, the Proprietary Information and Non-Competition Agreement, and verification of your identity and eligibility to be employed in the United States.


Sincerely,

/s/Ronald A. Porter
-------------------

Ronald A. Porter
Vice President
Human Resources

I have accepted the terms and conditions as outlined in this letter and addendum.

   /s/Ira H. Parker                           1/27/04
--------------------------------            -------------
Ira H. Parker                                   Date


LETTER ENCLOSURES:
Addendum A
Summary of Restricted Stock Program
Code of Ethics and Business Conduct
Benefits Highlights
Enrollment Information for Benefits Elections
Direct Deposit Form
Emergency Contact Form
Employment Application
Health History Questionnaire
Proprietary Information and Non-competition Agreement (3 copies)
INS Form (I-9) List of Valid Documents
Internal Revenue Service Form W-4 (Federal Tax Withholding)
Massachusetts Form W-4 (State Tax Withholding)
Self-Identification Forms (Please sign, date and return)

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                                                                      ADDENDUM A

AGREEMENT FOR:      IRA H. PARKER            DATED:  JANUARY 26, 2004

A. You have been identified by Polaroid Corporation (hereinafter the "Company") as having critical skills necessary for the Company to achieve its goals over the next twenty-four months. Therefore, the Company is offering you enhanced separation benefits should the Company terminate your employment for any reason other than for "Cause" (as defined below).

B. Should the Company terminate your employment on or before one year from date of hire, for any reason other than for Cause, you will receive the enhanced separation benefits (hereinafter "Separation Benefits") summarized in Section C below. However, both your eligibility for and receipt of the Separation Benefits are contingent upon the following terms and conditions:

      1. Your continued satisfactory employment, including your adherence to your obligations under the Proprietary Information and Non-Competition Agreement, sustained performance and, in particular, your full and active support of the business.

      2. YOUR ABSOLUTE CONFIDENTIALITY CONCERNING THE EXISTENCE AND CONTENT OF THIS AGREEMENT, unless disclosure of it is required by law; provided, however, that the existence and content of this Agreement may be disclosed in confidence to your attorneys, and tax or financial consultants who also agree to maintain the existence and content of this Agreement in confidence.

      3. Your execution of a full and complete general release of the Company and all affiliates from all claims.

C.    The Separation Benefits are as follows:

      1. SEVERANCE PAYMENT. A Severance Payment equal to twelve months of your base pay in effect as of your date of termination from the Company (the "Termination Date"), payable in a stream of payments in accordance with the Company's regular payroll schedule beginning on the regular payroll distribution date, or as soon as reasonably practicable, following the Termination Date.

      2. INCENTIVE BONUS. If you are eligible for an incentive bonus as of your Termination Date, you will be eligible to receive such bonus on a pro rata basis for the period of employment prior to your Termination Date. This bonus will be paid only if and when the bonus is paid to active employees whose participation criteria are substantially similar to yours and will be based exclusively on the actual performance of the Company and the achievement of any financial performance measurements established by the Company under the bonus plan. Any such payment for a period of less than a full year shall be prorated over the number of days worked.

      3. MEDICAL, DENTAL, LIFE INSURANCE. You will be eligible to receive twelve months of medical and dental insurance benefits on the same basis as similarly situated active employees at your level in the Company. Should you become eligible to receive medical and dental insurance coverage from another employer, however, your Company coverage will cease. You must promptly notify the Company as soon as your eligibility status changes. For medical and dental benefits, when your subsidized Company coverage will cease, you may be able to continue coverage under COBRA for any remaining COBRA period.

      4. SURVIVOR BENEFITS. Should you become eligible to receive payments and benefits under this Section and die prior to receipt of all such payments and benefits, the residual payments shall be made to your beneficiary(ies). Any residual family medical and dental benefits which you were receiving on your date of death shall continue to the family members you had covered in such medical and dental plans on such date.


      YOU WILL NOT BE ENTITLED TO ANY RIGHTS AND CLAIMS UNDER THIS AGREEMENT IF YOU (A) VOLUNTARILY LEAVE EMPLOYMENT FOR ANY REASON; (B) ARE TERMINATED FOR CAUSE; OR (C) FAIL TO COMPLY WITH THE TERMS OF THIS AGREEMENT. FOR PURPOSES OF THIS AGREEMENT, "CAUSE" SHALL MEAN (I) WILLFULLY ENGAGING IN DISHONEST CONDUCT OR IN CONDUCT MATERIALLY INJURIOUS TO THE COMPANY OR ITS BUSINESS REPUTATION; (II) THE WILLFUL AND

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      CONTINUAL FAILURE BY YOU TO SUBSTANTIALLY PERFORM THE DUTIES ASSIGNED TO
      YOU (OTHER THAN ANY FAILURE RESULTING FROM YOUR INCAPACITY DUE TO PHYSICAL INJURY OR MENTAL ILLNESS); (III) SERIOUS AND GROSS MISCONDUCT INCLUDING, BUT NOT LIMITED TO, THE BREACH OF A MATERIAL CORPORATE OR PERSONNEL POLICY; OR (IV) COMMISSION OF AN ACT THAT CONSTITUTES A FELONY UNDER THE LAWS OF THE UNITED STATES OR ANY STATE THEREOF.

      Nothing contained in this Agreement alters any of the other terms of your employment. This Agreement does not obligate the Company to continue to employ you for any specific period of time or in any specific role or geographic location. You are an "at will" employee of the Company. Accordingly, the Company is free to terminate your employment at any time, and you are free to terminate your employment with the Company at any time.

      This Agreement, with the other programs and documents referenced herein, embodies the entire agreement between you and the Company with respect to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be effective unless reduced to a written document signed by you and by an authorized Officer of the Company.

D. ARBITRATION: The Company and you agree that any dispute or controversy between the parties shall be settled by arbitration in Boston, Massachusetts, administered by the American Arbitration Association, with any such dispute or controversy being so administered in accordance with its Commercial Rules then in effect. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

      (1) Arbitration shall be the sole and exclusive remedy for resolving any controversy, claim, or dispute of any kind between you and the Company including, but not limited to, any dispute relating to your employment with the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, infliction of emotional distress, defamation and any claims of discrimination, harassment or other claims under Title VII of the Civil Rights Act of 1964, Massachusetts General Laws Chapter 151B, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time, concerning in any way the subject of your employment with the Company or its termination. The only claims not covered by this arbitration provision are claims for benefits under unemployment insurance or workers' compensation laws.

      (2) The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved.

      (3) Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without your prior written consent and the prior written consent of the Company.

      (4) Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

      (5) YOU UNDERSTAND THAT BY SIGNING THIS AGREEMENT, BOTH THE COMPANY AND YOU GIVE UP RESPECTIVE RIGHTS TO A JURY TRIAL.

E. This Agreement replaces all previous agreements relating in whole or in part to the same or similar matters which you may have entered into with the Company. It may not be modified or terminated, in whole or part, except in writing by the Chief Human Resources Officer of the Company. Discharge of your undertakings in this Agreement shall be an obligation of your executors, administrators or other legal representatives or assigns.

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F.    You represent that, except as identified in the space below, you have no agreements with or obligations to others in conflict with the foregoing.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES.

THIS AGREEMENT SHALL BE EFFECTIVE ONLY UPON THE SIGNATURES OF BOTH THE EMPLOYEE AND AN AUTHORIZED OFFICER OF THE COMPANY.

The terms of this Agreement shall AUTOMATICALLY EXPIRE one year from date of hire.

Executed for                            ACKNOWLEDGMENT AND ACCEPTANCE:
POLAROID CORPORATION                    By signing  below, I  acknowledge the
                                        receipt of this Agreement and agree to
                                        its terms:


By: /s/ Ronald A. Porter                By:  /s/ Ira H. Parker
   -----------------------                 --------------------------
         Ronald A. Porter                   Ira H. Parker
         Vice President,                    Vice President & Chief Legal Officer
         Human Resources


                                        Date:  1/27/04
                                             ------------------------